Apollo Global Management, Inc. Third Quarter 2022 Earnings

APOLLO

Third Quarter 2022 Financial Highlights

- GAAP Net Loss Attributable to Apollo Global Management, Inc. Common Stockholders was $0.9 billion for the quarter ended September 30, 2022, or $(1.52) per share, driven primarily by unrealized losses on reinsurance assets within Retirement Services, resulting from rising interest rates, which are recorded in net income under reinsurance accounting
- Apollo's primary non-GAAP earnings metric, Adjusted Net Income, which represents the sum of FRE, SRE, and PII, less HoldCo interest and other financing costs[1] and taxes, totaled $801 million, or $1.33 per share, in the third quarter

	3Q'22	Per Share	YTD'22	Per Share
GAAP Financial Measures ($ in millions, except per share amounts)				
Net Loss Attributable to Apollo Global Management, Inc. Common Stockholders	$(876)	$(1.52)	$(3,797)	$(6.55)
Non-GAAP Financial Measures ($ in millions, except per share amounts)				
Fee Related Earnings ("FRE")	$365	$0.61	$1,016	$1.70
Spread Related Earnings ("SRE")	$578	$0.96	$1,690	$2.82
Fee and Spread Related Earnings	$943	$1.57	$2,706	$4.50
Principal Investing Income ("PII")	$50	$0.08	$257	$0.42
Adjusted Net Income ("ANI")	$801	$1.33	$2,282	$3.79
Assets Under Management ($ in billions)				
Total Assets Under Management ("AUM")	$523			
Fee-Generating AUM ("FGAUM")	$394			

	3Q'22	LTM 3Q'22
Business Drivers ($ in billions)		
Inflows	$34	$124
Gross Capital Deployment	$37	$175
Debt Origination	$20	$101

Note: Amounts for spread related earnings on this page and subsequent pages are not presented for periods prior to the closing of the merger with Athene on January 1, 2022. This presentation contains non-GAAP financial information and defined terms which are described on pages 35 to 39. The non-GAAP financial information contained herein is reconciled to GAAP financial information on pages 30 to 34. Per share calculations are based on end of period Adjusted Net Income Shares Outstanding. YTD'22 per share amounts represent the sum of the last three quarters. See page 32 for the share reconciliation. AUM totals may not add due to rounding. "NM" as used throughout this presentation indicates data has not been presented as it was deemed not meaningful, unless the context otherwise provides. 1. Represents interest and other financing costs related to Apollo Global Management, Inc. not attributable to any specific segment.

1

Third Quarter 2022 Business Highlights Apollo's strong financial results demonstrate resiliency amid a challenging market backdrop • Record quarterly FRE of $365 million supported by year-over-year growth in management fees and record transaction fees • SRE of $578 million and normalized SRE of $598 million benefited from organic growth and higher interest rates • Fee and Spread Related Earnings of $943 million represents the combined strength and durability of the Asset Management and Retirement Services businesses • Total AUM of $523 billion reached a new record and included strong Asset Management and Retirement Services inflows totaling $34 billion Meaningful progress on key strategic growth initiatives • Robust gross capital deployment of $37 billion in the third quarter and $175 billion over the last twelve months • Origination: Debt origination volume totaled $20 billion in the third quarter and $101 billion over the last twelve months, providing a predictable supply of attractive, proprietary assets • Global Wealth: Commenced third-party fundraising for Apollo Realty Income Solutions ("ARIS"), a non-traded REIT, and launched education platform, Apollo Academy • Capital Solutions: Record transaction fees in consecutive quarters demonstrates Apollo's value as a flexible and creative capital solutions provider, despite a broader slowdown in capital markets activity ✓ ✓ 2

APOLLO

GAAP Income Statement (Unaudited)

($ in millions, except per share amounts)	3Q'21	2Q'22	3Q'22	YTD'21	YTD'22
Revenues					
Asset Management					
Management fees	$475	$375	$389	$1,402	$1,100
Advisory and transaction fees, net	63	110	110	205	286
Investment income (loss)	535	(195)	(31)	3,125	475
Incentive fees	5	2	9	24	17
Retirement Services					
Premiums	—	5,614	3,045	—	10,769
Product charges	—	175	184	—	525
Net investment income	—	1,903	2,033	—	5,667
Investment related gains (losses)	—	(5,759)	(2,847)	—	(12,823)
Revenues of consolidated variable interest entities	—	55	114	—	148
Other revenues	—	(8)	(27)	—	(38)
Total Revenues	**1,078**	**2,272**	**2,979**	**4,756**	**6,126**
Expenses					
Asset Management					
Compensation and benefits	(501)	(309)	(386)	(1,984)	(1,429)
Interest expense	(35)	(31)	(31)	(105)	(94)
General, administrative and other	(112)	(157)	(167)	(328)	(472)
Retirement Services					
Interest sensitive contract benefits	—	621	(89)	—	573
Future policy and other policy benefits	—	(5,609)	(3,294)	—	(10,988)
Amortization of deferred acquisition costs, deferred sales inducements and value of business acquired	—	(125)	(125)	—	(375)
Policy and other operating expenses	—	(331)	(343)	—	(982)
Total Expenses	**(648)**	**(5,941)**	**(4,435)**	**(2,417)**	**(13,767)**
Other Income (Loss) – Asset Management					
Net gains (losses) from investment activities	173	146	(16)	1,439	164
Net gains from investment activities of consolidated variable interest entities	142	13	85	400	465
Other income (loss), net	(13)	21	28	(25)	26
Total Other Income (Loss)	**302**	**180**	**97**	**1,814**	**655**
Income (loss) before income tax (provision) benefit	732	(3,489)	(1,359)	4,153	(6,986)
Income tax (provision) benefit	(101)	487	185	(498)	1,280
Net income (loss)	**631**	**(3,002)**	**(1,174)**	**3,655**	**(5,706)**
Net (income) loss attributable to non-controlling interests	(373)	951	298	(2,060)	1,909
Net income (loss) attributable to Apollo Global Management, Inc.	**258**	**(2,051)**	**(876)**	**1,595**	**(3,797)**
Preferred stock dividends	(9)	—	—	(27)	—
Net income (loss) attributable to Apollo Global Management, Inc. Common Stockholders	**$249**	**$(2,051)**	**$(876)**	**$1,568**	**$(3,797)**
Earnings (Loss) per share					
Net income (loss) attributable to Common Stockholders - Basic	$1.01	$(3.53)	$(1.52)	$6.47	$(6.55)
Net income (loss) attributable to Common Stockholders - Diluted	$1.01	$(3.53)	$(1.52)	$6.47	$(6.55)
Weighted average shares outstanding – Basic	239	585	584	234	585
Weighted average shares outstanding – Diluted	239	585	584	234	585

3

APOLLO

Total Segment Earnings

($ in millions, except per share amounts)	3Q'21	2Q'22	3Q'22	YTD'21	YTD'22
Management fees	$472.5	$521.9	$545.9	$1,395.2	$1,573.2
Advisory and transaction fees, net	65.2	103.1	104.6	203.8	271.8
Fee-related performance fees	19.8	11.7	20.0	36.7	45.9
Fee-related compensation	(160.7)	(187.2)	(193.8)	(476.7)	(556.4)
Non-compensation expenses[1]	(76.7)	(108.4)	(112.1)	(218.3)	(318.8)
Fee Related Earnings	**$320.1**	**$341.1**	**$364.6**	**$940.7**	**$1,015.7**
Net investment spread	—	615.1	768.1	—	2,223.7
Other operating expenses	—	(109.1)	(117.1)	—	(334.9)
Interest and other financing costs	—	(64.3)	(72.9)	—	(198.8)
Spread Related Earnings	**$—**	**$441.7**	**$578.1**	**$—**	**$1,690.0**
Fee and Spread Related Earnings	**$320.1**	**$782.8**	**$942.7**	**$940.7**	**$2,705.7**
Principal Investing Income	**$582.4**	**$19.7**	**$50.1**	**$915.8**	**$256.8**
Adjusted Segment Income	**$902.5**	**$802.5**	**$992.8**	**$1,856.5**	**$2,962.5**
HoldCo interest and other financing costs[2]	(41.7)	(34.8)	(28.9)	(127.9)	(102.7)
Taxes and related payables[3]	(108.2)	(201.7)	(163.4)	(180.1)	(578.2)
Adjusted Net Income	**$752.6**	**$566.0**	**$800.5**	**$1,548.5**	**$2,281.6**
ANI per share	**$1.71**	**$0.94**	**$1.33**	**$3.51**	**$3.79**

Note: Amounts for Spread Related Earnings on this page and subsequent pages are not presented for periods prior to the closing of the merger with Athene on January 1, 2022.

1. Non-compensation expenses include placement fees of $0.9 million and $2.0 million, respectively, for 3Q'22 and YTD'22. 2. Represents interest and other financing costs related to Apollo Global Management, Inc. not attributable to any specific segment. 3. Taxes and Related Payables for YTD'22 reflects the common stockholders' reduced ownership of the underlying Apollo Operating Group prior to the merger with Athene.

4

APOLLO

Total Segment Earnings - Normalizing Spread Related Earnings

($ in millions, except per share amounts)	3Q'21	2Q'22	3Q'22	YTD'21	YTD'22
Management fees	$472.5	$521.9	$545.9	$1,395.2	$1,573.2
Advisory and transaction fees, net	65.2	103.1	104.6	203.8	271.8
Fee-related performance fees	19.8	11.7	20.0	36.7	45.9
Fee-related compensation	(160.7)	(187.2)	(193.8)	(476.7)	(556.4)
Non-compensation expenses	(76.7)	(108.4)	(112.1)	(218.3)	(318.8)
Fee Related Earnings	**$320.1**	**$341.1**	**$364.6**	**$940.7**	**$1,015.7**
Net investment spread	—	615.1	768.1	—	2,223.7
Other operating expenses	—	(109.1)	(117.1)	—	(334.9)
Interest and other financing costs	—	(64.3)	(72.9)	—	(198.8)
Normalization of alternative investment income to 11%, net of offsets[1]	—	128.0	78.9	—	63.5
Other notable items[2]	—	(35.0)	(59.0)	—	(78.0)
Spread Related Earnings - Normalized[3]	**$—**	**$534.7**	**$598.0**	**$—**	**$1,675.5**
Fee and Spread Related Earnings - Normalized	**$320.1**	**$875.8**	**$962.6**	**$940.7**	**$2,691.2**
Principal Investing Income	**$582.4**	**$19.7**	**$50.1**	**$915.8**	**$256.8**
Adjusted Segment Income - Normalized	**$902.5**	**$895.5**	**$1,012.7**	**$1,856.5**	**$2,948.0**
HoldCo interest and other financing costs	(41.7)	(34.8)	(28.9)	(127.9)	(102.7)
Taxes and related payables	(108.2)	(221.2)	(167.6)	(180.1)	(575.2)
Adjusted Net Income - Normalized	**$752.6**	**$639.5**	**$816.2**	**$1,548.5**	**$2,270.1**
ANI per share - Normalized		**$1.06**	**$1.36**		**$3.78**

1. See page 16 for more information on normalization of alternative investment income. 2. Other notable items include unusual variability such as actuarial experience (mortality, lapses, or income rider utilization) or assumption updates. 3. Spread Related Earnings - Normalized reflects net investment spread adjusted to exclude notable items and normalized alternative income to an 11% long-term return, net of offsets.

5

Segment Details

APOLLO

Asset Management Segment

- Management fees increased 16% year-over-year, primarily driven by Yield fund inflows and deployment, growth at Athene, the contribution from Griffin Capital's ("Griffin") U.S. asset management business, the expiration of a fee waiver for a non-traded business development company Apollo manages, and growth within Hybrid funds
- Generated record quarterly advisory and transaction fees, as Apollo remained active in providing creative and flexible financing solutions despite a broader slowdown in capital markets activity
- Fee-related expenses increased year-over-year, reflecting previously communicated re-basing of cost structure to support the firm's next phase of growth, as well as the full quarterly run-rate of costs associated with the acquisition of Griffin

($ in millions, except per share amounts)	3Q'21	2Q'22	3Q'22	% Change vs. 3Q'21	YTD'21	YTD'22	% Change vs. YTD'21
Management Fees							
Yield	$299.2	$342.2	$366.4	22.5%	$872.0	$1,042.0	19.5%
Hybrid	43.5	52.7	52.9	21.6%	124.3	153.9	23.8%
Equity	129.8	127.0	126.6	(2.5)%	398.9	377.3	(5.4)%
Total Management fees	472.5	521.9	545.9	15.5%	1,395.2	1,573.2	12.8%
Advisory and transaction fees, net	65.2	103.1	104.6	60.4%	203.8	271.8	33.4%
Fee-related performance fees	19.8	11.7	20.0	1.0%	36.7	45.9	25.1%
Fee Related Revenues	**$557.5**	**$636.7**	**$670.5**	**20.3%**	**$1,635.7**	**$1,890.9**	**15.6%**
Fee-related compensation	(160.7)	(187.2)	(193.8)	20.6%	(476.7)	(556.4)	16.7%
Non-compensation expenses[1]	(76.7)	(108.4)	(112.1)	46.2%	(218.3)	(318.8)	46.0%
Fee Related Earnings	**$320.1**	**$341.1**	**$364.6**	**13.9%**	**$940.7**	**$1,015.7**	**8.0%**
FRE Per Share[2]	**$0.73**	**$0.57**	**$0.61**	**NM**	**$2.13**	**$1.70**	**NM**
FRE Margin	**57.4%**	**53.6%**	**54.4%**		**57.5%**	**53.7%**	
FRE Compensation Ratio	**28.8%**	**29.4%**	**28.9%**		**29.1%**	**29.4%**	

1. Non-compensation expenses include placement fees of $0.9 million and $2.0 million, respectively, for 3Q'22 and YTD'22.
2. Per share amounts for fee related earnings on this page and subsequent pages may not be comparable to periods prior to the closing of the merger with Athene on January 1, 2022.

7

Total AUM ($bn) Fee-Generating AUM ($bn) • Total AUM increased $42 billion, or 9%, year-over-year driven by $78 billion of inflows from Asset Management and $46 billion of inflows from Retirement Services, partially offset by realizations from Equity funds, normal course outflows at Athene, and foreign exchange depreciation at Athora • Fee-Generating AUM increased $33 billion, or 9%, year-over-year primarily driven by strong organic growth at Athene, Asset Management fundraising, and the acquisition of Griffin's U.S. asset management business • Approximately 60% of Apollo’s total AUM is comprised of $305 billion of perpetual capital, which is highly scalable and does not rely on cyclical fundraising $433 $481 $523 $316 $351 $373 $41 $47 $57$76 $83 $94 Yield Hybrid Equity 3Q'20 3Q'21 3Q'22 $336 $361 $394 $272 $300 $324 $17 $20 $26 $47 $42 $44 Yield Hybrid Equity 3Q'20 3Q'21 3Q'22 Perpetual Capital AUM ($bn) $258 $288 $305 $173 $204 $229 $65 $61 $45$20 $23 $31 Athene Athora Other 3Q'20 3Q'21 3Q'22 8 Asset Management: Assets Under Management

$56 $75 $124 $65 $57 $131 $44 $25 $32 $31 $38 $72 $6 $12 $13 $18 $28 $37 $46 $27 $7 $72 Asset Management Retirement Services 2017 2018 2019 2020 2021 LTM 3Q'22 • Robust total gross inflows of $34 billion during the third quarter and $124 billion over the last twelve months • Inflows from Asset Management clients of $21 billion in the third quarter were driven by fundraising across Equity, Hybrid, and Yield strategies, including the initial capital closed for flagship private equity Fund X, a sizeable seed commitment for Apollo's newly launched secondaries platform ("S3"), credit fund subscriptions, Hybrid co-invest, and global wealth-focused products • Gross inflows from Retirement Services reached a record $13 billion during the third quarter and $46 billion over the last twelve months ($ in billions) Asset Management: Inflows inorganic inorganic 9 $24 $31 $36 $34 $14 $19 $18 $21 $6 $9 $12 $12 $13 Asset Management Retirement Services 4Q'21 1Q'22 2Q'22 3Q'22 inorganic

$69 $83 $102 $166 $305 $60 $59 $77 $130 $229 $14 $45 $9 $18 $18 $22 $31 43% 49% 41% 50% 58% Athene Athora Other % of Total AUM 2013 2015 2017 2019 3Q'22 $284 $291 $323 $315 $337 51% 49% 55% 50% 50% Fee Related Revenues from Perpetual Capital % of Total Fee Related Revenues 3Q'21 4Q'21 1Q'22 2Q'22 3Q'22 Perpetual Capital AUM ($bn)1 Fee Related Revenues from Perpetual Capital ($mn) • Apollo has compounded growth of perpetual capital AUM by 20% annually over the last eight years, reflecting strong growth across several perpetual capital vehicles, the largest of which is Athene • Fee-related revenues from perpetual capital vehicles represent approximately 50% of total fee related revenues. The quarter-over-quarter increase in fee- related revenues was primarily driven by the expiration of a fee waiver for a non-traded business development company Apollo manages and the growth of Athene Asset Management: Perpetual Capital 1. Perpetual Capital AUM as of 3Q'22 was comprised of Athene ($229 billion), Athora ($45 billion), MidCap ($12 billion), ARI ($10 billion), MFIC/Other2 ($9 billion), and AFT/AIF ($1 billion). 2. Includes $5 billion of AUM related to a non-traded business development company and $2 billion of AUM related to a publicly traded business development company. 10

APOLLO

Retirement Services Segment

- Spread related earnings increased in the third quarter, driven by robust organic growth trends and an expanding net investment spread that benefited from rising interest rates and resilient performance within the alternatives portfolio, which returned 8.3% on an annualized basis
- Adjusting for alternative returns in-line with Athene's historical average and other notable items, normalized SRE grew 12% quarter-over-quarter to a net spread of 124 basis points, due to higher floating rate income and continued profitable growth of the business

($ in millions, except per share amounts)	3Q'21	2Q'22	3Q'22	% Change vs. 3Q'21	YTD'21	YTD'22	% Change vs. YTD'21
Fixed income and other investment income, net	$—	$1,302.1	$1,470.4	NM	$—	$3,979.3	NM
Alternative investment income, net	—	186.3	249.6	NM	—	883.6	NM
Strategic capital management fees	—	12.6	13.6	NM	—	38.6	NM
Cost of funds	—	(885.9)	(965.5)	NM	—	(2,677.8)	NM
Net Investment Spread	**—**	**615.1**	**768.1**	NM	**—**	**2,223.7**	NM
Other operating expenses	—	(109.1)	(117.1)	NM	—	(334.9)	NM
Interest and other financing costs	—	(64.3)	(72.9)	NM	—	(198.8)	NM
Spread Relating Earnings	**$—**	**$441.7**	**$578.1**	NM	**$—**	**$1,690.0**	NM
SRE per share	**$—**	**$0.74**	**$0.96**	NM	**$—**	**$2.82**	NM
Normalization of alternative investment income to 11%, net of offsets	—	128.0	78.9	NM	—	63.5	NM
Other notable items[1]	—	(35.0)	(59.0)	NM	—	(78.0)	NM
Spread Related Earnings - Normalized[2]	**$—**	**$534.7**	**$598.0**	NM	**$—**	**$1,675.5**	NM
SRE per share - Normalized	**$—**	**$0.89**	**$1.00**	NM	**$—**	**$2.80**	NM
Fixed income investment yield	—%	2.97%	3.27%	NM	—%	3.03%	NM
Alternatives return	—%	6.38%	8.26%	NM	—%	10.30%	NM
Cost of funds	—%	(1.90)%	(2.01)%	NM	—%	(1.91)%	NM
Net investment spread	—%	1.32%	1.60%	NM	—%	1.59%	NM
Retirement Services net spread	—%	0.95%	1.20%	NM	—%	1.20%	NM
Retirement Services net spread - Normalized	—%	1.15%	1.24%	NM	—%	1.19%	NM

Note: Amounts for spread related earnings on this page and subsequent pages are not presented for periods prior to the closing of the merger with Athene on January 1, 2022. As part of the closing process for the Athene merger, Athene's assets and liabilities were marked to fair market value as part of purchase GAAP accounting ("PGAAP"). The impact of PGAAP to certain line-items is described in more detail on page 13. 1. Other notable items include unusual variability such as actuarial experience (mortality, lapses, or income rider utilization) or assumption updates. In the third quarter of 2022, notable items also included an adjustment to funding agreement reserves. 2. Spread Related Earnings – Normalized reflects net spread adjusted to exclude notable items and normalized alternative income to an 11% long-term return, net of offsets.

11

APOLLO

Retirement Services: Inflows

- Gross organic inflows reached $37 billion year-to-date, including a quarterly record of $13 billion in the third quarter, matching the full year inflows for 2021
- Robust inflows have been driven by the strength of Athene's diversified organic channels, which maintain leading market share positions within the retirement services landscape


($ in billions)
~13x
$3
3
2014
$4
1
3
2015
$9
4
5
2016
$12
3
2
1
6
2017
$13
3
2
7
2018
$18
1
6
4
7
2019
$28
8
6
6
8
2020
$37
12
14
2
9
2021
$37
9
11
4
13
YTD'22
Retail Annuities
Flow Reinsurance
Pension Group Annuities
Funding Agreements

Quarterly Highlights (3Q'22):

Retail: Record quarterly inflows, as demand for Athene's principal-protected savings products remained elevated in a rising interest rate environment, and benefited from ongoing distribution expansion

Flow Reinsurance: Near-record quarterly inflows, supported by strong retail annuity issuance across the industry, as existing US and Asia-Pacific partnerships continued to ramp

Pension Group Annuities: Completed four transactions in the quarter, including a $1.0 billion transaction with Alcoa

Funding Agreements[1]: Executed two long-term repo transactions, and one transaction with the FHLB, as new issuance for FABNs was subdued across the industry

1. Funding agreements are comprised of funding agreements issued under funding agreement backed notes ("FABN") and funding agreement backed repurchase agreements ("FABR") programs, funding agreements issued to the Federal Home Loan Bank ("FHLB") and long term repurchase agreements.

12

Spread Related Earnings — Normalized1 ($mn) Net Investment Spread — Normalized2 $879 $893 $961 $1,061 $1,380 $1,463 $1,848 $2,040 FRE Normalized SRE 2014 2015 2016 2017 2018 2019 2020 2021 LTM 3Q'22 3.75% 2.14% 1.64% Retirement Services Investment Yield - Normalized Cost of Funds - Normalized Net Investment Spread - Normalized 2014 2015 2016 2017 2018 2019 2020 2021 1Q'22 2Q'22 3Q'22 0% 1% 2% 3% 4% 5% 1Q'22 PGAAP impact on net investment spread = +2bps ~90% correlation between as-reported SRE and FRE >95% correlation between normalized SRE and FRE 1Q'22 PGAAP re- base = 50bps 1Q'22 PGAAP re- base = 52bps Retirement Services SRE is Predictable and Sustainable Through the Cycle 1. For periods prior to 2022, SRE represents Athene’s historically reported adjusted operating income available to common shareholders excluding the change in fair value of AOG units, equity based compensation related to Athene’s long-term incentive plan, and operating income tax. Normalized SRE excludes notable items and normalizes alternative income to an 11% long-term return, net of offsets. 2. Normalized net investment spread excludes notable items and normalizes alternative income to an 11% long-term return, net of offsets. 13 $1,367

APOLLO

Retirement Services: Portfolio & Spread Highlights

Investment Portfolio Highlights

- ~95% of Athene's fixed income portfolio[1] is invested in investment grade assets
- ~20% or $38 billion of Athene's portfolio[2] is invested in floating rate assets, ~13% or $25 billion net of floating rate liabilities[3]
- Apollo Asset Management aims to generate 30 to 40 basis points of asset outperformance across Athene's portfolio
- Target asset classes which generate illiquidity or structuring premium, not incremental credit risk
- Focus on directly originated, senior secured loans where control of origination results in better risk-adjusted return
- Historical annual credit losses across total portfolio of only 7 basis points over the past five years compared to 12 basis points for the industry[4]

Retirement Services Net Spread Bridge (QoQ)


0.95%
2Q'22
0.30%
Higher floating rate income and new money yields
0.09%
Alts yield
(0.12)%
Higher cost of funds on floating rate liabilities and new business/ financing costs
(0.02)%
Operating Expenses
1.20%
3Q'22

Normalized Retirement Services Net Spread Bridge (QoQ)


1.15%
2Q'22
0.27%
Higher floating rate income and new money yields
(0.16)%
Higher cost of funds on floating rate liabilities and new business/ financing costs
(0.02)%
Operating Expenses
1.24%
3Q'22

1. As of September 30, 2022, 95% of $103 billion of available for sale securities designated NAIC 1 or 2. 2. Defined as Athene's net invested assets, which totaled $195 billion, as of September 30, 2022. 3. Floating rate liabilities at notional were ~$13 billion, or ~7% of Athene's net invested assets, as of September 30, 2022. 4. Represents U.S. statutory impairments per SNL Financial as of December 31, 2021 (2017 - 2021). Industry average includes AEL, AIG, AMP, BHF, EQH, FG, LNC, MET, PFG, PRU, VOYA and Transamerica. For Athene, U.S. statutory data adjusted to include impairments and assets in Bermuda.

14

APOLLO

Retirement Services: Alternative Investment Portfolio Spotlight

Highly Diversified and Strategic

- Athene's $12.3 billion alternatives portfolio accounts for 6.3% of net invested assets
- Post-merger, over 87% of Athene's alternative investments were valued without a lag
- Growth of alternative investments with overall portfolio growth provides dry powder to seed and co-invest in Apollo funds, continue building Apollo's front-end origination ecosystem, and strategically invest in the retirement services marketplace[1]



50%
Apollo and Other Fund Investments
23% Hybrid
8% Yield
31%
Strategic Origination Platforms
19% Equity
8% Traditional PE
19%
Strategic Retirement Services Platforms
Alts Portfolio Composition

Downside Protection Construction

Apollo & Other Fund Investments

- Investing strategies spanning yield, hybrid, and equity supported by 650+ investment professionals
- Recurring fund series with global investor bases
- Significant alignment with GP and highly diversified

Direct Investments in Origination & Other Ret. Services Businesses

- Leading, competitively positioned businesses in focus markets
- Direct, high-yielding, stable investments
- Asset Originators: MidCap Financial, Wheels Donlen, Foundation Home Loans, Redding Ridge, Aqua Finance, among others
- Strategic Investments: Athora, Venerable, Challenger, FWD, among others
- Enduring conviction with strategic long-term hold periods

Athene's alternative investment portfolio is constructed to produce a risk / reward outcome that is non-binary and less volatile than "pure equity" exposure

Note: Yield, Hybrid, and Equity buckets include 3rd party investments. 1. The targeted increase in Athene's alternatives portfolio and dry powder is illustrative, based on a variety of assumptions and subject to certain risks and uncertainties. There is no assurance that Athene's alternatives portfolio or dry powder will increase as targeted.

15

10% 9% 9% 6% 4% 14% 9% 11% -3% 19% 20% 39% 17% 16% 16% 17% 6% 8% -5% 12% 29% -56% 52% 15% 5% 34% -80% 80% 34% 47% 23% 33% 1% 43% -20% -66% -21% Athene Alts Return (Annualized) S&P 500 Return (Annualized) 1Q '18 2Q '18 3Q '18 4Q '18 1Q '19 2Q '19 3Q '19 4Q '19 1Q '20 2Q '20 3Q '20 4Q '20 1Q '21 2Q '21 3Q '21 4Q '21 1Q '22 2Q '22 3Q '22 Normalizing Alternative Portfolio Returns is Appropriate Historical Returns Have Been Less Volatile than the Equity Market • Over the past 9 years, Athene’s alternative investment portfolio has returned ~12% annually, on average • More recently, Athene’s alternative portfolio has returned more than 13% over the trailing 3-year period • Apollo's approach to normalizing SRE utilizing an 11% annual return is conservative based on these historical results 13.1% 11.3% 11.9% 16.6% 6.4% 8.3% Historical Alt Investment Performance2 Trailing 3-Yr Avg Trailing 5-Yr Avg Long-Term Avg 1Q'22 2Q'22 3Q'22 2019 - 2021 2017 - 2021 2013 - 2021 vs. 11% Normalized Return Standard Deviation Sharpe Ratio Athene Alts 8% 1.0 S&P 500 37% 0.2 Reference: Preqin PE Index1 17% 1.0 2 1. Preqin PE Index presented as of March 31, 2022. 2. Alternatives performance is presented net of investment management fees and quarterly results are annualized. 16 Retirement Services: Historical Alternative Investment Returns -7%

• Realized performance fees of $93 million moderated year-over-year as equity market volatility delayed monetization activity from two flagship private equity funds (Fund VIII & IX) • PII compensation ratio of 58% year-to-date, directionally moving toward previously communicated long-term average expected level of 60-70% • Realized investment income of $61 million included realized gains from the transfer of Apollo’s investment in Redding Ridge to Apollo Aligned Alternatives (“AAA”) ($ in millions, except per share amounts) 3Q'21 2Q'22 3Q'22 % Change vs. 3Q'21 YTD'21 YTD'22 % Change vs. YTD'21 Realized performance fees $608.0 $150.9 $92.9 (84.7)% $1,183.6 $371.0 (68.7)% Realized investment income 295.2 36.9 61.4 (79.2)% 397.6 324.7 (18.3)% Realized principal investing compensation (309.0) (155.0) (90.3) (70.8)% (631.3) (401.3) (36.4)% Other operating expenses (11.8) (13.1) (13.9) 17.8% (34.1) (37.6) 10.3% Principal Investing Income $582.4 $19.7 $50.1 (91.4)% $915.8 $256.8 (72.0)% PII Per Share $1.32 $0.03 $0.08 (93.9)% $2.08 $0.42 (79.8)% PII Compensation Ratio 34.2% 82.5% 58.5% 39.9% 57.7% Principal Investing Segment 17

$55 $43 $74 Yield Hybrid Equity • Performance Fee-Generating AUM of $90 billion decreased modestly year-over-year driven by lower returns in certain Hybrid fund strategies due to weaker credit markets, partially offset by strong deployment and positive investment performance in Equity strategies • Dry powder was $51 billion as of quarter-end, including $42 billion of dry powder with future management fee potential Performance Fee-Eligible AUM ($bn) Performance Fee-Generating AUM ($bn) Dry Powder ($bn) $37 $12 $41 Yield Hybrid Equity $13 $12 $27 Yield Hybrid Equity $51bn $90bn$172bn Note: Dry Powder includes capital available for investment included within performance fee-eligible AUM as well as capital available for investment which does not earn any performance fees. Performance Fee AUM and Dry Powder 18

APOLLO

Investment Performance Highlights and Net Accrued Performance Fees

Investment Performance Highlights

Appreciation / gross returns	3Q'22	YTD'22
Yield		
Corporate Credit[1]	0.9%	(3.8)%
Structured Credit	0.8%	(6.0)%
Direct Origination	3.3%	10.6%
Hybrid		
Hybrid Value	0.6%	4.1%
Credit Strategies and Accord	(0.1)%	(1.2)%
Equity		
Flagship Private Equity	(0.3)%	2.1%
European Principal Finance	4.2%	8.8%

Net Accrued Performance Fee Receivable[2] (QoQ)

($ in millions, except per share amounts)



Net unrealized performance fees/other[3]
Net realized performance fees
$2.06
$(0.08)
$(0.06)
$1.92
2Q'22
3Q'22
$1,237
$(49)
$(34)
$1,154

Note: All per share figures calculated using Adjusted Net Income Shares Outstanding. 1. CLOs are included within corporate credit. The 3Q'22 and YTD'22 gross returns for CLOs were 1.3% and (4.3)%, respectively. CLO returns are calculated based on gross return on assets and exclude performance related to Redding Ridge. 2. Net Accrued Performance Fee Receivable represents the sum of performance allocations and incentive fees receivable, less profit sharing payable as reported on the consolidated statements of financial condition, and includes certain eliminations related to investments in consolidated funds and VIEs and other adjustments. 3. Net unrealized performance fees/other includes (i) unrealized performance fees, net of unrealized profit sharing expense and (ii) certain transaction related charges, and excludes general partner obligations to return previously distributed performance fees.

19

APOLLO

Capital Strength

- On January 1, 2022, Apollo established a share repurchase program for $2.5 billion of common stock comprised of up to an aggregate of $1.5 billion of shares for opportunistic repurchases and an aggregate of $1.0 billion of shares to offset dilution from share issuances under equity incentive plans. There was $1.91 billion remaining in the authorization at the end of the third quarter
- Adjusted Net Income Shares Outstanding decreased modestly quarter-over-quarter due to share repurchase activity that slightly exceeded share issuances under equity incentive plans

HoldCo & Asset Management Summary Balance Sheet Highlights[1]

($ in millions, except per share amounts)	2Q'22	3Q'22
Cash and cash equivalents	$1,544	$1,119
U.S. Treasury securities, at fair value	474	1,025
Investments	2,218	2,195
Net accrued performance fees receivable[2]	1,237	1,154
Net clawback payable[3]	(19)	(23)
Debt	(2,813)	(2,810)
Preferred stock[4]	(554)	(554)
Net Balance Sheet Value	$2,087	$2,106
Net Balance Sheet Value per share	$3.48	$3.51
Net Balance Sheet Value / AUM	0.41%	0.40%
Adjusted Net Income Shares Outstanding	601	600

Financial Strength Ratings

A / A2 / A-
Apollo Asset Management
rated by Fitch, Moody's, S&P

A+ / A+ / A1 / A
Athene[5]
rated by Fitch, S&P, Moody's, AM Best

1. Amounts presented are for Apollo Global Management, Inc. and consolidated subsidiaries, and excludes consolidated VIEs and SPACs. 2. Net accrued performance fees receivable excludes profit sharing expected to be settled in the form of equity-based awards. 3. Net clawback payable includes general partner obligations to return previously distributed performance fees offset by clawbacks from Contributing Partners and certain employees and former employees for the potential return of profit sharing distributions. 4. Preferred stock refers to the 6.375% Series A preferred stock and 6.375% Series B preferred stock of Apollo Asset Management, Inc. 5. For Athene, represents financial strength ratings of Athene's primary insurance subsidiaries.

20

Supplemental Details

APOLLO

AUM Rollforward

Total AUM Rollforward[1]

Three Months Ended September 30, 2022

($ in millions)	Yield[3]	Hybrid	Equity	Total
Beginning Balance	**$375,753**	**$56,120**	**$82,889**	**$514,762**
Inflows	18,232	2,686	13,175	34,093
Outflows[2]	(9,466)	(265)	(99)	(9,830)
Net Flows	**8,766**	**2,421**	**13,076**	**24,263**
Realizations[4]	(6,555)	(1,548)	(2,026)	(10,129)
Market Activity	(5,332)	(255)	(17)	(5,604)
Ending Balance	**$372,632**	**$56,738**	**$93,922**	**$523,292**

Twelve Months Ended September 30, 2022

($ in millions)	Yield[3]	Hybrid	Equity	Total
Beginning Balance	**$350,964**	**$47,204**	**$82,896**	**$481,064**
Inflows	87,530	15,273	21,304	124,107
Outflows[2]	(34,396)	(1,206)	(453)	(36,055)
Net Flows	**53,134**	**14,067**	**20,851**	**88,052**
Realizations[4]	(8,656)	(4,929)	(12,020)	(25,605)
Market Activity	(22,810)	396	2,195	(20,219)
Ending Balance	**$372,632**	**$56,738**	**$93,922**	**$523,292**

Fee-Generating AUM Rollforward[1]

Three Months Ended September 30, 2022

($ in millions)	Yield[3]	Hybrid	Equity	Total
Beginning Balance	**$314,062**	**$25,123**	**$41,609**	**$380,794**
Inflows	26,446	3,089	3,551	33,086
Outflows[2]	(11,007)	(1,431)	(154)	(12,592)
Net Flows	**15,439**	**1,658**	**3,397**	**20,494**
Realizations	(317)	(436)	(681)	(1,434)
Market Activity	(5,245)	(187)	(202)	(5,634)
Ending Balance	**$323,939**	**$26,158**	**$44,123**	**$394,220**

Twelve Months Ended September 30, 2022

($ in millions)	Yield[3]	Hybrid	Equity	Total
Beginning Balance	**$300,016**	**$19,602**	**$41,675**	**$361,293**
Inflows	78,495	11,420	7,446	97,361
Outflows[2]	(32,979)	(3,199)	(2,780)	(38,958)
Net Flows	**45,516**	**8,221**	**4,666**	**58,403**
Realizations	(1,369)	(1,394)	(1,694)	(4,457)
Market Activity	(20,224)	(271)	(524)	(21,019)
Ending Balance	**$323,939**	**$26,158**	**$44,123**	**$394,220**

1. Inflows at the individual strategy level represent subscriptions, commitments, and other increases in available capital, such as acquisitions or leverage, net of inter-strategy transfers. Outflows represent redemptions and other decreases in available capital. Realizations represent fund distributions of realized proceeds. Market activity represents gains (losses), the impact of foreign exchange rate fluctuations and other income.
2. Included in the 3Q'22 outflows for Total AUM and FGAUM are $1.0 billion and $0.7 billion of redemptions, respectively. Included in the LTM outflows for Total AUM and FGAUM are $3.2 billion and $2.4 billion of redemptions, respectively.
3. As of 3Q'22, Yield AUM includes $25.9 billion of CLOs, $7.5 billion of which Apollo earns fees based on gross assets and $18.4 billion of which relates to Redding Ridge, from which Apollo earns fees based on net asset value.
4. Realizations of $10.1 billion in 3Q'22 included $6 billion related to the one-time release of unfunded commitments in Yield and $1 billion related to a fund liquidation in Hybrid.

22

APOLLO

Retirement Services Flows & Invested Assets

Retirement Services Flows

($ in millions)	Three Months Ended September 30, 2022	LTM 3Q'22
Flows by Channel		
Retail	$6,132	$15,648
Flow reinsurance	2,291	5,681
Funding agreements[1]	1,588	11,254
Pension group annuities	2,944	13,323
Gross organic inflows[2]	12,955	45,906
Gross inorganic inflows[3]	—	—
Total gross inflows[4]	12,955	45,906
Gross outflows[4,5]	(7,000)	(21,152)
Net flows	$5,955	$24,754
Flows attributable to Athene vs. ADIP		
Inflows attributable to Athene	$11,000	$36,237
Inflows attributable to ADIP	1,955	9,669
Total gross inflows	12,955	45,906
Outflows attributable to Athene	(5,803)	(17,530)
Outflows attributable to ADIP	(1,197)	(3,622)
Total gross outflows	$(7,000)	$(21,152)

Invested Assets

($ in millions)	As of and for the Three Months Ended September 30, 2022
Invested Assets	
Gross invested assets	$236,720
Invested assets attributable to ADIP	(41,563)
Net invested assets[6]	195,157
Average net invested assets	192,231
Average net invested assets – Fixed Income	180,143
Average net invested assets – Alternatives	12,088

($ in millions)	Three Months Ended September 30, 2022	LTM 3Q'22
Outflows attributable to Athene by type		
Maturity-driven, contractual based outflows[7]	$(2,398)	$(4,683)
Policyholder-driven withdrawals[8]	(3,405)	(12,847)
Outflows attributable to Athene	$(5,803)	$(17,530)
Annualized rate[9]		
Maturity-driven, contractual based outflows[7]	(5.0)%	(2.6)%
Policyholder-driven withdrawals[8]	(7.1)%	(7.1)%
Outflows attributable to Athene	(12.1)%	(9.7)%

1. Funding agreements are comprised of funding agreements issued under Athene's FABN and FABR programs, funding agreements issued to the FHLB, and long term repurchase agreements. Outflows include defined/expected maturities, the amounts of which may vary on a quarterly basis based on timing of original issuance. 2. Gross organic inflows equal inflows from retail, flow reinsurance and institutional channels. Gross organic inflows include all inflows sourced by Athene, including all of the inflows reinsured to ADIP. 3. Gross inorganic inflows represents acquisitions and block reinsurance transactions. 4. See below table for supplementary presentation of gross inflows and outflows attributable to Athene and ADIP. Flows attributable to ADIP are the proportionate share of flows associated with the noncontrolling interest. 5. Gross outflows include full and partial policyholder withdrawals on deferred annuities, death benefits, pension group annuity benefit payments, payments on payout annuities and funding agreement repurchases and maturities. 6. Net invested assets represent the investments that directly back Athene's net reserve liabilities as well as surplus assets. Net invested assets are a component of Apollo's total AUM reported under the Asset Management segment and should not be viewed as additive to total AUM disclosed previously. Refer to reconciliation of GAAP to Non-GAAP measures pages 30 to 34 for additional reconciliation to Athene's presentation of non-GAAP measures. 7. Maturity-driven, contractual based outflows include defined/expected maturities from funding agreements and pension group annuity blocks, the amounts of which may vary on a quarterly basis, based on the timing of original issuance. 8. Includes full surrenders, partial withdrawals and other for retail, flow reinsurance and inorganic run-off. 9. Outflow rate is calculated as Outflows divided by Retirement Services Average Net invested Assets for the respective period.

23

APOLLO

Sharecount Reconciliation

Share Reconciliation	1Q'22	2Q'22	3Q'22
Total GAAP Common Stock Outstanding	570,353,554	571,028,097	572,670,634
Non-GAAP Adjustments:			
Vested RSUs	15,624,235	15,393,631	13,492,457
Unvested RSUs Eligible for Dividend Equivalents	14,386,357	14,097,587	14,181,682
Adjusted Net Income Shares Outstanding	**600,364,146**	**600,519,315**	**600,344,773**

Share Activity	1Q'22	2Q'22	3Q'22
Shares Issued to Employees	2,493,268	473,168	536,414
Shares Issued for Acquisition[1]	337,610	3,904,952	—
Shares Repurchased[2]			
# of Shares	5,048,931	4,282,795	730,058
Average Cost[3]	$64.45	$52.95	$58.24
Capital Utilized	$325.4 million	$226.8 million	$42.5 million
Share Repurchase Plan Authorization Remaining[4]	$2.17 billion	$1.95 billion	$1.91 billion

1. Shares issued for acquisition represents the issuance of common stock in connection with the acquisition of Griffin's U.S. wealth distribution business and Griffin's two retail interval funds during the first and second quarter of 2022, respectively. 2. Since January 1, 2022, the Company in its discretion has elected to repurchase 0.7 million shares of common stock for $44.8 million, to prevent dilution that would have resulted from the issuance of shares granted in connection with certain profit sharing arrangements. These repurchases are separate from the repurchase plan described in footnote 4 above and accordingly are not reflected in the above share repurchase activity table. 3. Average cost reflects total capital used for share repurchases to date divided by the number of shares purchased. 4. Pursuant to a share repurchase program that was publicly announced on January 3, 2022, the Company is authorized to repurchase (i) up to an aggregate of $1.5 billion of shares of its common stock in order to opportunistically reduce its share count and (ii) up to an aggregate of $1.0 billion of shares of its common stock in order to offset the dilutive impact of share issuances under its equity incentive plans. The share repurchase program may be used to repurchase outstanding shares of common stock as well as to reduce shares that otherwise would have been issued to participants under the Company's equity incentive plans in order to satisfy associated tax obligations.

24

Reconciliations and Disclosures

APOLLO

Investment Record as of September 30, 2022

(in millions, except IRR)	Vintage Year	Total AUM	Committed Capital	Total Invested Capital	Realized Value	Remaining Cost	Unrealized Value	Total Value	Gross IRR	Net IRR
Yield:										
Apollo Origination Partners[1]	2022	$ 2,407	$ 2,348	$ 2,135	$ 374	$ 1,891	$ 1,838	$ 2,212	NM[2]	NM[2]
Hybrid:										
Apollo Infrastructure Opportunity Fund II	2021	$ 2,683	$ 2,542	$ 921	$ 30	$ 900	$ 1,135	$ 1,165	28 %	23 %
Apollo Infrastructure Opportunity Fund	2018	598	897	802	1,022	205	248	1,270	25	19
FCI IV	2021	1,349	1,123	154	5	154	155	160	NM[2]	NM[2]
FCI III	2017	2,530	1,906	3,101	2,395	1,810	1,716	4,111	16	13
FCI II	2013	2,069	1,555	3,449	2,818	1,719	1,436	4,254	7	5
FCI I	2012	—	559	1,516	1,975	—	—	1,975	12	8
HVF II	2022	4,455	4,592	1,790	8	1,782	1,682	1,690	NM[2]	NM[2]
HVF I	2019	3,873	3,238	3,682	2,372	2,202	2,811	5,183	25	20
SCRF I, II, III, IV[3]	Various	2,679	3,963	8,323	8,729	780	670	9,399	13	10
Accord V[4]	2022	1,868	1,922	1,095	311	788	725	1,036	NM[2]	NM[2]
Accord I, II, III, III B & IV[4]	Various	—	6,070	4,765	5,137	—	—	5,137	22	17
Accord+	2021	2,438	2,255	2,170	499	1,705	1,638	2,137	NM[2]	NM[2]
Total Hybrid		**$ 24,542**	**$ 30,622**	**$ 31,768**	**$ 25,301**	**$ 12,045**	**$ 12,216**	**$ 37,517**		
Equity:										
Fund IX	2018	$ 31,845	$ 24,729	$ 17,293	$ 7,063	$ 13,293	$ 20,648	$ 27,711	40 %	26 %
Fund VIII	2013	11,513	18,377	16,273	20,332	5,716	7,850	28,182	15	11
Fund VII	2008	413	14,677	16,461	34,205	19	77	34,282	33	25
Fund VI	2006	366	10,136	12,457	21,136	405	—	21,136	12	9
Fund V	2001	62	3,742	5,192	12,721	120	3	12,724	61	44
Fund I, II, III, IV & MIA[5]	Various	9	7,320	8,753	17,400	—	—	17,400	39	26
Traditional Private Equity Funds[6]		**$ 44,208**	**$ 78,981**	**$ 76,429**	**$ 112,857**	**$ 19,553**	**$ 28,578**	**$ 141,435**	**39**	**24**

(Continued)

Note: The funds included in the investment record table above have greater than $500 million of AUM and/or form part of a flagship series of funds.

26

APOLLO

Investment Record as of September 30, 2022 - Continued

(in millions, except IRR)	Vintage Year	Total AUM	Committed Capital	Total Invested Capital	Realized Value	Remaining Cost	Unrealized Value	Total Value	Gross IRR	Net IRR
Equity (continued):										
ANRP III	2020	$ 1,618	$ 1,400	$ 781	$ 87	$ 771	$ 1,054	$ 1,141	NM[2]	NM[2]
ANRP II	2016	1,711	3,454	2,931	2,965	1,153	1,155	4,120	16 %	9 %
ANRP I	2012	220	1,323	1,149	1,209	461	22	1,231	2	(2)
Impact Mission Fund[1]	N/A	1,053	947	547	44	503	626	670	NM[2]	NM[2]
EPF IV[1,7]	N/A	1,628	1,618	251	—	251	251	251	NM[2]	NM[2]
EPF III[7]	2017	4,534	4,326	4,605	3,123	2,282	3,075	6,198	19	11
EPF II[7]	2012	864	3,315	3,020	4,437	466	213	4,650	13	8
EPF I[7]	2007	199	1,269	1,668	2,814	—	—	2,814	23	17
U.S. RE Fund III[8]	2021	1,087	1,114	502	61	481	671	732	40	33
U.S. RE Fund II[8]	2016	1,341	1,264	1,067	663	747	1,111	1,774	16	14
U.S. RE Fund I[8]	2012	36	641	626	938	70	4	942	13	10
Asia RE Fund II[8]	2022	972	978	515	195	345	353	548	6	3
Asia RE Fund I[8]	2017	692	691	471	248	297	448	696	14	10
Total Equity		$ 60,163	$ 101,321	$ 94,562	$ 129,641	$ 27,380	$ 37,561	$ 167,202		

1 Vintage Year is not yet applicable as these funds have not had their final closings.
2 Data has not been presented as the fund's effective date is less than 24 months prior to the period indicated and such information was deemed not meaningful.
3 Remaining cost for certain of Apollo's hybrid funds may include physical cash called, invested or reserved for certain levered investments.
4 Accord funds have investment periods shorter than 24 months, therefore Gross and Net IRR are presented after 12 months of investing.
5 The general partners and managers of Funds I, II and MIA, as well as the general partner of Fund III, were excluded assets in connection with the reorganization of the Company that occurred in 2007. As a result, Apollo did not receive the economics associated with these entities. The investment performance of these funds, combined with Fund IV, is presented to illustrate fund performance associated with Apollo's investment professionals.
6 Total IRR is calculated based on total cash flows for all funds presented.
7 Includes funds denominated in Euros with historical figures translated into U.S. dollars at an exchange rate of €1.00 to $0.98 as of September 30, 2022.
8 U.S. RE Fund I, U.S. RE Fund II, U.S. RE Fund III, Asia RE Fund I and Asia RE Fund II had $145 million, $792 million, $439 million, $348 million and $515 million of co-investment commitments as of September 30, 2022, respectively, which are included in the figures in the table. A co-invest entity within U.S. RE Fund I is denominated in pound sterling and translated into U.S. dollars at an exchange rate of £1.00 to $1.12 as of September 30, 2022.

27

($ in millions, except share amounts) 4Q'21 3Q'22 Assets Asset Management Cash and cash equivalents $917 $1,119 Restricted cash and cash equivalents 708 697 Investments 11,354 5,854 Assets of consolidated variable interest entities Cash and cash equivalents 463 155 Investments 14,737 3,032 Other assets 252 48 Due from related parties 490 430 Goodwill 117 264 Other assets 1,464 2,291 Retirement Services Cash and cash equivalents — 9,823 Restricted cash and cash equivalents — 1,024 Investments — 162,088 Investments in related parties — 23,134 Assets of consolidated variable interest entities Cash and cash equivalents — 418 Investments — 15,040 Other assets — 94 Reinsurance recoverable — 4,356 Deferred acquisition costs, deferred sales inducements and value of business acquired — 5,191 Goodwill — 4,058 Other assets — 11,224 Total Assets $30,502 $250,340 GAAP Balance Sheet (Unaudited) 28

($ in millions, except share amounts) 4Q'21 3Q'22 Liabilities Asset Management Accounts payable, accrued expenses, and other liabilities $2,847 $3,032 Due to related parties 1,222 1,023 Debt 3,134 2,810 Liabilities of consolidated variable interest entities Debt, at fair value 7,943 1,709 Notes payable 2,611 50 Other liabilities 781 660 Retirement Services Interest sensitive contract liabilities — 166,894 Future policy benefits — 54,709 Debt — 3,271 Payables for collateral on derivatives and securities to repurchase — 7,015 Other liabilities — 5,010 Liabilities of consolidated variable interest entities Other liabilities — 1,271 Total Liabilities 18,538 247,454 Redeemable non-controlling interests Redeemable non-controlling interests 1,770 1,024 Equity Series A&B Preferred Stock 554 — Common Stock, $0.00001 par value, 90,000,000,000 shares authorized, 572,670,634 shares issued and outstanding as of September 30, 2022 — — Additional paid in capital 2,096 15,256 Retained earnings (accumulated deficit) 1,144 (2,837) Accumulated other comprehensive income (loss) (5) (13,758) Total Apollo Global Management Inc. Stockholders' Equity (Deficit) 3,789 (1,339) Non-controlling interests 6,405 3,201 Total Equity 10,194 1,862 Total Liabilities, Redeemable non-controlling interests and Equity $30,502 $250,340 GAAP Balance Sheet (Unaudited) - Cont'd 29

APOLLO

Reconciliation of GAAP to Non-GAAP Financial Measures

($ in millions)	3Q'21	4Q'21	1Q'22	2Q'22	3Q'22	YTD'21	YTD'22
GAAP Net income (loss) attributable to Apollo Global Management, Inc. Common Stockholders	**$249**	**$234**	**$(870)**	**$(2,051)**	**$(876)**	**$1,568**	**$(3,797)**
Preferred dividends	9	10	—	—	—	27	—
Net income (loss) attributable to non-controlling interests	373	368	(660)	(951)	(298)	2,060	(1,909)
GAAP Net income (loss)	**$631**	**$612**	**$(1,530)**	**$(3,002)**	**$(1,174)**	**$3,655**	**$(5,706)**
Income tax provision (benefit)	101	96	(608)	(487)	(185)	498	(1,280)
GAAP Income (loss) before Income tax provision (benefit)	**$732**	**$708**	**$(2,138)**	**$(3,489)**	**$(1,359)**	**$4,153**	**$(6,986)**
Asset Management Adjustments:							
Equity-based profit sharing expense and other[1]	32	52	97	67	55	94	219
Equity-based compensation	20	25	56	37	46	55	139
Preferred dividends	(9)	(10)	—	—	—	(27)	—
Transaction-related charges[2]	(1)	8	(1)	—	(5)	27	(6)
Merger-related transaction and integration costs[3]	15	28	18	18	14	39	50
(Gains) losses from changes in tax receivable agreement liability	—	(8)	14	—	—	(2)	14
Net (income) loss attributable to non-controlling interests in consolidated entities	(113)	(118)	651	903	328	(300)	1,882
Unrealized performance fees	159	(54)	(445)	488	66	(1,411)	109
Unrealized profit sharing expense	(41)	3	191	(188)	(19)	646	(16)
One-time equity-based compensation charges[4]	—	949	—	—	—	—	—
HoldCo interest and other financing costs	42	42	39	35	29	128	103
Unrealized principal investment (income) loss	219	(68)	82	(72)	128	(154)	138
Unrealized net (gains) losses from investment activities and other	(152)	(1,040)	(18)	(105)	(15)	(1,391)	(138)
Retirement Services Adjustments:							
Investment (gains) losses, net of offsets	—	—	2,494	2,682	1,737	—	6,913
Non-operating change in insurance liabilities and related derivatives, net of offsets	—	—	81	381	(64)	—	398
Integration, restructuring and other non-operating expenses	—	—	34	33	37	—	104
Equity-based compensation expense	—	—	12	13	15	—	40
Adjusted Segment Income	**$903**	**$517**	**$1,167**	**$803**	**$993**	**$1,857**	**$2,963**
HoldCo interest and other financing costs	(42)	(42)	(39)	(35)	(29)	(128)	(103)
Taxes and related payables	(108)	8	(213)	(202)	(163)	(180)	(578)
Adjusted Net Income	**$753**	**$483**	**$915**	**$566**	**$801**	**$1,549**	**$2,282**
Normalization of alternative investment income to 11%, net of offsets	—	—	(143)	128	79	—	64
Other notable items	—	—	(39)	(35)	(59)	—	(78)
Tax impact of normalization and other notable items	—	—	38	(19)	(5)	—	2
Adjusted Net Income - Normalized	**$753**	**$483**	**$771**	**$640**	**$816**	**$1,549**	**$2,270**

1. Equity-based profit sharing expense and other includes certain profit sharing arrangements in which a portion of performance fees distributed to the general partner are required to be used by employees of Apollo to purchase restricted shares of common stock or RSUs, which are granted under the Equity Plan. Equity-based profit sharing expense and other also includes performance grants which are tied to the Company's receipt of performance fees, within prescribed periods, sufficient to cover the associated equity-based compensation expense. 2. Transaction-related charges include contingent consideration, equity-based compensation charges and the amortization of intangible assets and certain other charges associated with acquisitions, and restructuring charges. 3. Merger-related transaction and integration costs includes advisory services, technology integration, equity-based compensation charges and other costs associated with the Company's merger with Athene. 4. Includes one-time equity-based compensation expense and associated taxes related to the Company's compensation structure reset.

30

APOLLO

Reconciliation of GAAP to Non-GAAP Financial Measures - cont'd

	Year ended December 31,							
($ in millions)	2014	2015	2016	2017	2018	2019	2020	2021
GAAP Net income (loss) attributable to Apollo Global Management, Inc. Common Stockholders	**$168**	**$134**	**$403**	**$616**	**$(42)**	**$807**	**$120**	**$1,802**
Preferred dividends	—	—	—	14	32	37	37	37
Net income (loss) attributable to non-controlling interests	562	216	567	814	29	693	310	2,428
GAAP Net income (loss)	**$730**	**$350**	**$970**	**$1,444**	**$19**	**$1,537**	**$467**	**$4,267**
Income tax provision (benefit)	147	27	91	326	86	(129)	86	594
GAAP Income (loss) before Income tax provision (benefit)	**$877**	**$377**	**$1,061**	**$1,770**	**$105**	**$1,408**	**$553**	**$4,861**
Equity-based profit sharing expense and other[1]	—	1	3	7	91	96	129	146
Equity-based compensation	105	62	63	65	68	71	68	80
Preferred dividends	—	—	—	(14)	(32)	(37)	(37)	(37)
Transaction-related charges[2]	34	39	55	17	(6)	49	39	35
Merger-related transaction and integration costs[3]	—	—	—	—	—	—	—	67
Charges associated with corporate conversion	—	—	—	—	—	22	4	—
(Gains) losses from changes in tax receivable agreement liability	(32)	—	(3)	(200)	(35)	50	(12)	(10)
Net (income) loss attributable to non-controlling interests in consolidated entities	(157)	(21)	(6)	(9)	(32)	(31)	(118)	(418)
Unrealized performance fees	1,348	358	(511)	(689)	783	(435)	(35)	(1,465)
Unrealized profit sharing expense	(517)	(137)	180	226	(275)	208	33	649
One-time equity-based compensation charges[4]	—	—	—	—	—	—	—	949
HoldCo interest and other financing costs	19	27	39	59	69	98	154	170
Unrealized principal investment (income) loss	22	13	(65)	(95)	62	(88)	(62)	(222)
Unrealized net (gains) losses from investment activities and other	(260)	(79)	(139)	(95)	193	(135)	421	(2,431)
Adjusted Segment Income	**$1,439**	**$640**	**$677**	**$1,042**	**$991**	**$1,276**	**$1,137**	**$2,374**
HoldCo interest and other financing costs	(19)	(27)	(39)	(59)	(69)	(98)	(154)	(170)
Taxes and related payables	(74)	(10)	(10)	(26)	(44)	(62)	(90)	(172)
Adjusted Net Income	**$1,346**	**$603**	**$628**	**$957**	**$878**	**$1,116**	**$893**	**$2,032**

1. Equity-based profit sharing expense and other includes certain profit sharing arrangements in which a portion of performance fees distributed to the general partner are required to be used by employees of Apollo to purchase restricted shares of common stock or RSUs, which are granted under the Equity Plan. Equity-based profit sharing expense and other also includes performance grants which are tied to the Company's receipt of performance fees, within prescribed periods, sufficient to cover the associated equity-based compensation expense. 2. Transaction-related charges include contingent consideration, equity-based compensation charges and the amortization of intangible assets and certain other charges associated with acquisitions, and restructuring charges. 3. Merger-related transaction and integration costs includes advisory services, technology integration, equity-based compensation charges and other costs associated with the Company's merger with Athene. 4. Includes one-time equity-based compensation expense and associated taxes related to the Company's compensation structure reset.

31

($ in millions) 3Q'21 4Q'21 1Q'22 2Q'22 3Q'22 YTD'21 YTD'22 Total Consolidated Revenues (GAAP) $ 1,078 $ 1,195 $ 875 $ 2,272 $ 2,979 $ 4,756 $ 6,126 Retirement services GAAP revenue — — 234 (1,980) (2,502) — (4,248) Equity awards granted by unconsolidated related parties, reimbursable expenses and other (26) (53) (40) (39) (37) (84) (116) Adjustments related to consolidated funds and VIEs 33 38 76 (5) (2) 108 69 Performance fees (450) (459) (571) 336 (27) (2,596) (262) Principal investment income (77) (123) (172) (129) 68 (549) (233) Retirement services management fees — — 182 181 192 — 555 Total Asset Management Fee Related Revenue $ 558 $ 598 $ 584 $ 636 $ 671 $ 1,635 $ 1,891 Share Reconciliation 3Q'21 4Q'21 1Q'22 2Q'22 3Q'22 Total GAAP Common Stock Outstanding 245,393,192 248,896,649 570,353,554 571,028,097 572,670,634 Non-GAAP Adjustments: Participating Apollo Operating Group Units 187,406,688 184,787,638 — — — Vested RSUs 253,953 17,700,688 15,624,235 15,393,631 13,492,457 Unvested RSUs Eligible for Dividend Equivalents 7,311,733 9,809,245 14,386,357 14,097,587 14,181,682 ANI Shares Outstanding 440,365,566 461,194,220 600,364,146 600,519,315 600,344,773 Reconciliation of GAAP to Non-GAAP Financial Measures - cont'd 32

APOLLO

Reconciliation of GAAP to Non-GAAP Financial Measures - cont'd

($ in millions)	Year ended December 31, 2014	2015	2016	2017	2018	2019	2020	2021
Net income available to Athene Holding Ltd. common shareholders	$ 471	$ 579	$ 773	$ 1,358	$ 1,053	$ 2,136	$ 1,446	$ 3,718
Preferred stock dividends	—	—	—	—	—	36	95	141
Net income (loss) attributable to noncontrolling interest	15	16	—	—	—	13	380	(59)
Net income	$ 486	$ 595	$ 773	$ 1,358	$ 1,053	$ 2,185	$ 1,921	$ 3,800
Income tax expense (benefit)	53	—	(61)	106	122	117	285	386
Income before income tax	$ 539	$ 595	$ 712	$ 1,464	$ 1,175	$ 2,302	$ 2,206	$ 4,186
Realized gains on sale of Available For Sale securities	199	83	77	137	13	125	27	545
Unrealized, allowances and other investment gains (losses)	2	(30)	(56)	(7)	(18)	(4)	73	1,053
Change in fair value of reinsurance assets	(1)	(75)	68	152	(402)	1,411	792	(629)
Offsets to investment gains (losses)	(48)	(34)	(42)	(83)	133	(538)	(159)	55
Investment gains (losses), net of offsets	152	(56)	47	199	(274)	994	733	1,024
Non-operating change in insurance liabilities and related derivatives, net of offsets	(28)	(30)	67	230	242	(65)	(235)	692
Integration, restructuring and other non-operating expenses	(279)	(58)	(22)	(68)	(22)	(70)	(10)	(124)
Stock compensation expense	(148)	(67)	(84)	(45)	(26)	(27)	(25)	(38)
Preferred stock dividends	—	—	—	—	—	36	95	141
Noncontrolling interests - pre-tax income (loss)	15	16	—	—	—	13	393	(18)
Less: Total adjustments to income before income taxes	(288)	(195)	8	316	(80)	881	951	1,677
Spread related earnings	$ 827	$ 790	$ 704	$ 1,148	$ 1,255	$ 1,421	$ 1,255	$ 2,509
Normalization of alternative investment income to 11%	52	127	99	59	91	37	152	(609)
Other notable items	—	(24)	158	(146)	34	5	(40)	(52)
Normalized spread related earnings	$ 879	$ 893	$ 961	$ 1,061	$ 1,380	$ 1,463	$ 1,367	$ 1,848

33

($ in millions) 3Q'22 Investment funds, including related parties and VIEs $ 13,186 Equity securities 542 CLO and ABS equities included in trading securities 293 Investment funds within funds withheld at interest 1,161 Royalties and other assets included in other investments 16 Net assets of the VIE, excluding investment funds (1,371) Unrealized (gains) losses and other adjustments 128 ACRA noncontrolling interest (1,921) Other Assets 301 Total adjustments to arrive at net alternative investments (851) Net alternative investments $ 12,335 ($ in millions) 3Q'22 Total investments, including related parties $ 185,222 Derivative assets (4,065) Cash and cash equivalents (including restricted cash) 10,847 Accrued investment income 1,226 Payables for collateral on derivatives (2,538) Reinsurance funds withheld and modified coinsurance 7,156 VIE and VOE assets, liabilities and noncontrolling interest 13,259 Unrealized (gains) losses 25,098 Ceded policy loans (180) Net investment receivables (payables) 249 Allowance for credit losses 446 Total adjustments to arrive at gross invested assets 51,498 Gross invested assets $ 236,720 ACRA noncontrolling interest (41,563) Net Invested Assets $ 195,157 Reconciliation of GAAP to Non-GAAP Financial Measures - cont'd 34

Apollo discloses the following financial measures that are calculated and presented on the basis of methodologies other than in accordance with generally accepted accounting principles in the United States of America (“Non-GAAP”): • “Adjusted Segment Income”, or “ASI”, is the key performance measure used by management in evaluating the performance of the asset management, retirement services, and principal investing segments. Management uses Adjusted Segment Income to make key operating decisions such as the following: ▪ decisions related to the allocation of resources such as staffing decisions including hiring and locations for deployment of the new hires; ▪ decisions related to capital deployment such as providing capital to facilitate growth for the business and/or to facilitate expansion into new businesses; ▪ decisions related to expenses, such as determining annual discretionary bonuses and equity-based compensation awards to its employees. With respect to compensation, management seeks to align the interests of certain professionals and selected other individuals with those of the investors in the funds and those of Apollo’s stockholders by providing such individuals a profit sharing interest in the performance fees earned in relation to the funds. To achieve that objective, a certain amount of compensation is based on Apollo’s performance and growth for the year; and ▪ decisions related to the amount of earnings available for dividends to Common Stockholders and holders of RSUs that participate in dividends. Adjusted Segment Income is the sum of (i) Fee Related Earnings, (ii) Spread Related Earnings, and (iii) Principal Investing Income. Adjusted Segment Income excludes the effects of the consolidation of any of the related funds and SPACs, HoldCo interest and other financing costs not attributable to any specific segment, Taxes and Related Payables, transaction-related charges and any acquisitions. Transaction-related charges includes equity-based compensation charges, the amortization of intangible assets, contingent consideration, and certain other charges associated with acquisitions, and restructuring charges. In addition, Adjusted Segment Income excludes non-cash revenue and expense related to equity awards granted by unconsolidated related parties to employees of the Company, compensation and administrative related expense reimbursements, as well as the assets, liabilities and operating results of the funds and VIEs that are included in the consolidated financial statements. • “Adjusted Net Income” or “ANI” represents Adjusted Segment Income less HoldCo interest and other financing costs and estimated income taxes. Income taxes on FRE and PII represents the total current corporate, local, and non-U.S. taxes as well as the current payable under Apollo’s tax receivable agreement. Income taxes on FRE and PII excludes the impacts of deferred taxes and the remeasurement of the tax receivable agreement, which arise from changes in estimated future tax rates. For purposes of calculating the Adjusted Net Income tax rate, Adjusted Segment Income is reduced by HoldCo interest and financing costs. Certain assumptions and methodologies that impact the implied FRE and PII income tax provision are similar to those used under U.S. GAAP. Specifically, certain deductions considered in the income tax provision under U.S. GAAP relating to transaction related charges, equity-based compensation, and tax deductible interest expense are taken into account for the implied tax provision. Income Taxes on SRE represent the total current and deferred tax expense or benefit on income before taxes adjusted to eliminate the impact of the tax expense or benefit associated with the non-operating adjustments. Management believes the methodologies used to compute income taxes on FRE, SRE, and PII are meaningful to each segment and increases comparability of income taxes between periods. • “Fee Related Earnings”, or “FRE”, is a component of Adjusted Segment Income that is used to assess the performance of the Asset Management segment. FRE is the sum of (i) management fees, (ii) advisory and transaction fees, (iii) fee-related performance fees from indefinite term vehicles, that are measured and received on a recurring basis and not dependent on realization events of the underlying investments and (iv) other income, net, less (a) fee- related compensation, excluding equity-based compensation, (b) non-compensation expenses incurred in the normal course of business, (c) placement fees and (d) non-controlling interests in the management companies of certain funds the Company manages. • “Spread Related Earnings”, or “SRE” is a component of Adjusted Segment Income that is used to assess the performance of the Retirement Services segment, excluding certain market volatility and certain expenses related to integration, restructuring, equity-based compensation, and other expenses. For the Retirement Services segment, SRE equals the sum of (i) the net investment earnings on Athene’s net invested assets and (ii) management fees earned on the ADIP share of ACRA assets, less (x) cost of funds, (y) operating expenses excluding equity-based compensation and (z) financing costs including interest expense and preferred dividends, if any, paid to Athene preferred stockholders. • “Principal Investing Income”, or “PII” is a component of Adjusted Segment Income that is used to assess the performance of the Principal Investing segment. For the Principal Investing segment, PII is the sum of (i) realized performance fees, excluding realizations received in the form of shares, (ii) realized investment income, less (x) realized principal investing compensation expense, excluding expense related to equity-based compensation, and (y) certain corporate compensation and non-compensation expenses. Non-GAAP Financial Information & Definitions 35

• “Assets Under Management”, or “AUM”, refers to the assets of the funds, partnerships and accounts to which Apollo provides investment management, advisory, or certain other investment-related services, including, without limitation, capital that such funds, partnerships and accounts have the right to call from investors pursuant to capital commitments. AUM equals the sum of: 1. the net asset value (“NAV”), plus used or available leverage and/or capital commitments, or gross assets plus capital commitments, of the yield and certain hybrid funds, partnerships and accounts for which we provide investment management or advisory services, other than certain collateralized loan obligations (“CLOs”), collateralized debt obligations (“CDOs”), and certain perpetual capital vehicles, which have a fee-generating basis other than the mark-to-market value of the underlying assets; for certain perpetual capital vehicles in yield, gross asset value plus available financing capacity; 2. the fair value of the investments of equity and certain hybrid funds, partnerships and accounts Apollo manages or advise, plus the capital that such funds, partnerships and accounts are entitled to call from investors pursuant to capital commitments, plus portfolio level financings; 3. the gross asset value associated with the reinsurance investments of the portfolio company assets Apollo manages or advises; and 4. the fair value of any other assets that Apollo manages or advises for the funds, partnerships and accounts to which Apollo provides investment management, advisory, or certain other investment-related services, plus unused credit facilities, including capital commitments to such funds, partnerships and accounts for investments that may require pre-qualification or other conditions before investment plus any other capital commitments to such funds, partnerships and accounts available for investment that are not otherwise included in the clauses above. Apollo’s AUM measure includes Assets Under Management for which Apollo charges either nominal or zero fees. Apollo’s AUM measure also includes assets for which Apollo does not have investment discretion, including certain assets for which Apollo earns only investment-related service fees, rather than management or advisory fees. Apollo’s definition of AUM is not based on any definition of Assets Under Management contained in its governing documents or in any Apollo Fund management agreements. Apollo considers multiple factors for determining what should be included in its definition of AUM. Such factors include but are not limited to (1) Apollo’s ability to influence the investment decisions for existing and available assets; (2) Apollo’s ability to generate income from the underlying assets in its funds; and (3) the AUM measures that Apollo uses internally or believe are used by other investment managers. Given the differences in the investment strategies and structures among other alternative investment managers, Apollo’s calculation of AUM may differ from the calculations employed by other investment managers and, as a result, this measure may not be directly comparable to similar measures presented by other investment managers. Apollo’s calculation also differs from the manner in which its affiliates registered with the SEC report “Regulatory Assets Under Management” on Form ADV and Form PF in various ways. Apollo uses AUM, Gross capital deployed and Dry powder as performance measurements of its investment activities, as well as to monitor fund size in relation to professional resource and infrastructure needs. • “Fee-Generating AUM” or “FGAUM” consists of assets of the funds, partnerships and accounts to which we provide investment management, advisory, or certain other investment-related services and on which we earn management fees, monitoring fees or other investment-related fees pursuant to management or other fee agreements on a basis that varies among the Apollo funds, partnerships and accounts. Management fees are normally based on “net asset value,” “gross assets,” “adjusted par asset value,” “adjusted cost of all unrealized portfolio investments,” “capital commitments,” “adjusted assets,” “stockholders’ equity,” “invested capital” or “capital contributions,” each as defined in the applicable management agreement. Monitoring fees, also referred to as advisory fees, with respect to the structured portfolio company investments of the funds, partnerships and accounts we manage or advise, are generally based on the total value of such structured portfolio company investments, which normally includes leverage, less any portion of such total value that is already considered in Fee-Generating AUM. • “Performance Fee-Eligible AUM” or “PFEAUM” refers to the AUM that may eventually produce performance fees. All funds for which we are entitled to receive a performance fee allocation or incentive fee are included in Performance Fee-Eligible AUM, which consists of the following: • “Performance Fee-Generating AUM”, which refers to invested capital of the funds, partnerships and accounts we manage, advise, or to which we provide certain other investment-related services, that is currently above its hurdle rate or preferred return, and profit of such funds, partnerships and accounts is being allocated to, or earned by, the general partner in accordance with the applicable limited partnership agreements or other governing agreements; • “AUM Not Currently Generating Performance Fees”, which refers to invested capital of the funds, partnerships and accounts we manage, advise, or to which we provide certain other investment-related services that is currently below its hurdle rate or preferred return; and • “Uninvested Performance Fee-Eligible AUM”, which refers to capital of the funds, partnerships and accounts we manage, advise, or to which we provide certain other investment-related services that is available for investment or reinvestment subject to the provisions of applicable limited partnership agreements or other governing agreements, which capital is not currently part of the NAV or fair value of investments that may eventually produce performance fees allocable to, or earned by, the general partner. Non-GAAP Financial Information & Definitions - cont'd 36

• “ACRA” refers to Athene Co-Invest Reinsurance Affiliate Holding Ltd, together with its subsidiaries. • “ADIP” refers to Apollo/Athene Dedicated Investment Program, a fund managed by Apollo including third-party capital that invests alongside Athene in certain investments. • "Adjusted Net Income Shares Outstanding" or "ANI Shares Outstanding" consists of total shares of Common Stock outstanding, Apollo Operating Group Units that participate in dividends and RSUs that participate in dividends. • “Appreciation (depreciation)” of flagship private equity and hybrid value funds refers to gain (loss) and income for the periods presented on a total return basis before giving effect to fees and expenses. The performance percentage is determined by dividing (a) the change in the fair value of investments over the period presented, minus the change in invested capital over the period presented, plus the realized value for the period presented, by (b) the beginning unrealized value for the period presented plus the change in invested capital for the period presented. Returns over multiple periods are calculated by geometrically linking each period’s return over time. • “Athene” refers to Athene Holding Ltd. (together with its subsidiaries, “Athene”), a subsidiary of the Company and a leading retirement services company that issues, reinsures and acquires retirement savings products designed for the increasing number of individuals and institutions seeking to fund retirement needs, and to which Apollo, through its consolidated subsidiary Apollo Insurance Solutions Group LP (formerly known as Athene Asset Management LLC) (“ISG”), provides asset management and advisory services. • “Athora” refers to a strategic platform that acquires or reinsures blocks of insurance business in the German and broader European life insurance market (collectively, the “Athora Accounts”). • “Cost of Funds” includes liability costs related to cost of crediting on both deferred annuities and institutional products as well as other liability costs, but does not include the proportionate share of the ACRA cost of funds associated with the noncontrolling interest. While we believe cost of funds is a meaningful financial metric and enhances our understanding of the underlying profitability drivers of our business, it should not be used as a substitute for total benefits and expenses presented under GAAP. • “Debt Origination” represents (i) capital that has been invested in new debt or debt like investments by Apollo's Yield and Hybrid strategies (whether purchased by Apollo funds and accounts, or syndicated to third parties) where Apollo or one of Apollo's platforms has sourced, negotiated, or significantly affected the commercial terms of the investment; (ii) new capital pools formed by debt issuances, including CLOs and (iii) net purchases of certain assets by the funds and accounts we manage that we consider to be private, illiquid, and hard to access assets and which the funds otherwise may not be able to meaningfully access. Debt origination generally excludes any issuance of debt or debt like investments by the portfolio companies of the funds we manage. • “Dry Powder” represents the amount of capital available for investment or reinvestment subject to the provisions of the applicable limited partnership agreements or other governing agreements of the funds, partnerships and accounts we manage. Dry powder excludes uncalled commitments which can only be called for fund fees and expenses and commitments from Perpetual Capital vehicles. • “FRE Margin” is calculated as Fee Related Earnings divided by fee-related revenues (which includes management fees, transaction and advisory fees and fee-related performance fees). • “Gross Capital Deployment” represents the gross capital that has been invested in investments by the funds and accounts we manage during the relevant period, but excludes certain investment activities primarily related to hedging and cash management functions at the firm. Gross Capital Deployment is not reduced or netted down by sales or refinancings, and takes into account leverage used by the funds and accounts we manage in gaining exposure to the various investments that they have made. • "Gross IRR" of accord series, financial credit investment, structured credit recovery and the European principal finance funds represents the annualized return of a fund based on the actual timing of all cumulative fund cash flows before management fees, performance fees allocated to the general partner and certain other expenses. Calculations may include certain investors that do not pay fees. The terminal value is the net asset value as of the reporting date. Non-U.S. dollar denominated (“USD”) fund cash flows and residual values are converted to USD using the spot rate as of the reporting date. In addition, gross IRRs at the fund level will differ from those at the individual investor level as a result of, among other factors, timing of investor-level inflows and outflows. Gross IRR does not represent the return to any fund investor. • "Gross IRR" of a traditional private equity or hybrid value fund represents the cumulative investment-related cash flows (i) for a given investment for the fund or funds which made such investment, and (ii) for a given fund, in the relevant fund itself (and not any one investor in the fund), in each case, on the basis of the actual timing of investment inflows and outflows (for unrealized investments assuming disposition on September 30, 2022 or other date specified) aggregated on a gross basis quarterly, and the return is annualized and compounded before management fees, performance fees and certain other expenses (including interest incurred by the fund itself) and measures the returns on the fund’s investments as a whole without regard to whether all of the returns would, if distributed, be payable to the fund’s investors. In addition, gross IRRs at the fund level will differ from those at the individual investor level as a result of, among other factors, timing of investor-level inflows and outflows. Gross IRR does not represent the return to any fund investor. Non-GAAP Financial Information & Definitions - cont'd 37

• "Gross IRR" of real estate equity, hybrid real estate or infrastructure funds represents the cumulative investment-related cash flows in the fund itself (and not any one investor in the fund), on the basis of the actual timing of cash inflows and outflows (for unrealized investments assuming disposition on September 30, 2022 or other date specified) starting on the date that each investment closes, and the return is annualized and compounded before management fees, performance fees, and certain other expenses (including interest incurred by the fund itself) and measures the returns on the fund’s investments as a whole without regard to whether all of the returns would, if distributed, be payable to the fund’s investors. Non-USD fund cash flows and residual values are converted to USD using the spot rate as of the reporting date. In addition, gross IRRs at the fund level will differ from those at the individual investor level as a result of, among other factors, timing of investor-level inflows and outflows. Gross IRR does not represent the return to any fund investor. • “Gross Return” of a yield fund, European Principal Finance, Credit Strategies and Accord is the monthly or quarterly time-weighted return that is equal to the percentage change in the value of a fund’s portfolio, adjusted for all contributions and withdrawals (cash flows) before the effects of management fees, incentive fees allocated to the general partner, or other fees and expenses. Returns for these categories are calculated for all funds and accounts in the respective strategies excluding assets for Athene, Athora and certain other entities where Apollo manages or may manage a significant portion of the total company assets. Returns of CLOs represent the gross returns on assets. Returns over multiple periods are calculated by geometrically linking each period’s return over time. • “HoldCo” refers to Apollo Global Management, Inc. (f/k/a Tango Holdings, Inc.) • “Inflows” within the Asset Management segment represents (i) at the individual strategy level, subscriptions, commitments, and other increases in available capital, such as acquisitions or leverage, net of inter-strategy transfers, and (ii) on an aggregate basis, the sum of inflows across the yield, hybrid and equity strategies. • “Net Invested Assets” represents the investments that directly back Athene's net reserve liabilities as well as surplus assets. Net invested assets is used in the computation of net investment earned rate, which is used to analyze the profitability of Athene’s investment portfolio. Net invested assets includes (a) total investments on the consolidated balance sheets with AFS securities at cost or amortized cost, excluding derivatives, (b) cash and cash equivalents and restricted cash, (c) investments in related parties, (d) accrued investment income, (e) VIE and VOE assets, liabilities and noncontrolling interest adjustments, (f) net investment payables and receivables, (g) policy loans ceded (which offset the direct policy loans in total investments) and (h) an adjustment for the allowance for credit losses. Net invested assets also excludes assets associated with funds withheld liabilities related to business exited through reinsurance agreements and derivative collateral (offsetting the related cash positions). Athene includes the underlying investments supporting its assumed funds withheld and modco agreements in its net invested assets calculation in order to match the assets with the income received. Athene believes the adjustments for reinsurance provide a view of the assets for which it has economic exposure. Net invested assets includes Athene’s proportionate share of ACRA investments, based on Athene’s economic ownership, but does not include the proportionate share of investments associated with the noncontrolling interest. Net invested assets are averaged over the number of quarters in the relevant period to compute a net investment earned rate for such period. While Athene believes net invested assets is a meaningful financial metric and enhances the understanding of the underlying drivers of its investment portfolio, it should not be used as a substitute for total investments, including related parties, presented under GAAP. • “Net Investment Earned Rate” is computed as the income from Athene's net invested assets divided by the average net invested assets, for the relevant period. • “Net Investment Spread” measures Athene's investment performance plus its strategic capital management fees from ACRA, less its total cost of funds. Net investment earned rate is a key measure of Athene's investment performance while cost of funds is a key measure of the cost of its policyholder benefits and liabilities. • "Net IRR" of accord series, financial credit investment, structured credit recovery and the European principal finance funds represents the annualized return of a fund after management fees, performance fees allocated to the general partner and certain other expenses, calculated on investors that pay such fees. The terminal value is the net asset value as of the reporting date. Non-USD fund cash flows and residual values are converted to USD using the spot rate as of the reporting date. In addition, net IRR at the fund level will differ from that at the individual investor level as a result of, among other factors, timing of investor-level inflows and outflows. Net IRR does not represent the return to any fund investor. • "Net IRR" of a traditional private equity or the hybrid value funds represents the gross IRR applicable to the funds, including returns for related parties which may not pay fees or performance fees, net of management fees, certain expenses (including interest incurred or earned by the fund itself) and realized performance fees all offset to the extent of interest income, and measures returns at the fund level on amounts that, if distributed, would be paid to investors of the fund. The timing of cash flows applicable to investments, management fees and certain expenses, may be adjusted for the usage of a fund’s subscription facility. To the extent that a fund exceeds all requirements detailed within the applicable fund agreement, the estimated unrealized value is adjusted such that a percentage of up to 20.0% of the unrealized gain is allocated to the general partner of such fund, thereby reducing the balance attributable to fund investors. In addition, net IRR at the fund level will differ from that at the individual investor level as a result of, among other factors, timing of investor-level inflows and outflows. Net IRR does not represent the return to any fund investor. • "Net IRR" of real estate equity, hybrid real estate and infrastructure funds represents the fund (and not any one investor in the fund), on the basis of the actual timing of cash inflows received from and outflows paid to investors of the fund (assuming the ending net asset value as of September  30, 2022 or other date specified is paid to investors), excluding certain non-fee and non-performance fee bearing parties, and the return is annualized and compounded after management fees, performance fees, and certain other expenses (including interest incurred by the fund itself) and measures the returns to investors of the fund as a whole. Non-USD fund cash flows and residual values are converted to USD using the spot rate as of the reporting date. In addition, net IRR at the fund level will differ from that at the individual investor level as a result of, among other factors, timing of investor-level inflows and outflows. Net IRR does not represent the return to any fund investor. Non-GAAP Financial Information & Definitions - cont'd 38

• "Net Return" of a total return yield fund or the hybrid credit hedge fund represents the gross return after management fees, performance fees allocated to the general partner, or other fees and expenses. Returns over multiple periods are calculated by geometrically linking each period’s return over time. Net return and net ROE do not represent the return to any fund investor. • “Other operating expenses” within the Principal Investing segment represents expenses incurred in the normal course of business and includes allocations of non-compensation expenses related to managing the business. • “Other operating expenses” within the Retirement Services segment represents expenses incurred in the normal course of business inclusive of compensation and non-compensation expenses. • “Principal investing compensation” within the Principal Investing segment represents realized performance compensation, distributions related to investment income and dividends, and includes allocations of certain compensation expenses related to managing the business. • “Perpetual Capital” refers to assets under management of indefinite duration, that may only be withdrawn under certain conditions or subject to certain limitations, including but not limited to satisfying required hold periods or percentage limits on the amounts that may be redeemed over a particular period. The investment management, advisory or other service agreements with our Perpetual Capital vehicles may be terminated under certain circumstances. • “Realized Value” refers to all cash investment proceeds received by the relevant Apollo fund, including interest and dividends, but does not give effect to management fees, expenses, incentive compensation or performance fees to be paid by such Apollo fund. • “Redding Ridge” refers to Redding Ridge Asset Management, LLC and its subsidiaries, which is a standalone, self-managed asset management business established in connection with risk retention rules that manages CLOs and retains the required risk retention interests. • “Remaining Cost” represents the initial investment of the fund in a portfolio investment, reduced for any return of capital distributed to date on such portfolio investment. • “Total Invested Capital” refers to the aggregate cash invested by the relevant Apollo fund and includes capitalized costs relating to investment activities, if any, but does not give effect to cash pending investment or available for reserves and excludes amounts, if any, invested on a financed basis with leverage facilities. • “Total Value” represents the sum of the total Realized Value and Unrealized Value of investments. • “Unrealized Value” refers to the fair value consistent with valuations determined in accordance with GAAP, for investments not yet realized and may include payments in kind, accrued interest and dividends receivable, if any, and before the effect of certain taxes. In addition, amounts include committed and funded amounts for certain investments. • “Vintage Year” refers to the year in which a fund’s final capital raise occurred, or, for certain funds, the year of a fund’s effective date or the year in which a fund’s investment period commences pursuant to its governing agreements. Non-GAAP Financial Information & Definitions - cont'd 39

Forward-Looking Statements In this presentation, references to “Apollo,” “we,” “us,” “our” and the “Company” refer collectively to Apollo Global Management, Inc. and its subsidiaries, or as the context may otherwise require. This presentation may contain forward-looking statements that are within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, but are not limited to, discussions related to Apollo’s expectations regarding the performance of its business, its liquidity and capital resources and other non-historical statements. These forward-looking statements are based on management’s beliefs, as well as assumptions made by, and information currently available to, management. When used in this presentation, the words “believe,” “anticipate,” “estimate,” “expect,” “intend” and similar expressions are intended to identify forward-looking statements. Although management believes that the expectations reflected in these forward-looking statements are reasonable, it can give no assurance that these expectations will prove to have been correct. These statements are subject to certain risks, uncertainties and assumptions, including risks relating to the impact of COVID-19, the impact of energy market dislocation, inflation, market conditions and interest rate fluctuations generally, our ability to manage our growth, our ability to operate in highly competitive environments, the performance of the funds we manage, our ability to raise new funds, the variability of our revenues, earnings and cash flow, our dependence on certain key personnel, the accuracy of management’s assumptions and estimates, our use of leverage to finance our businesses and investments by the funds we manage, Athene’s ability to maintain or improve financial strength ratings, the impact of Athene’s reinsurers failing to meet their assumed obligations, Athene’s ability to manage its business in a highly regulated industry, changes in our regulatory environment and tax status, litigation risks and our ability to recognize the benefits expected to be derived from the merger of Apollo with Athene, among others. Apollo believes these factors include but are not limited to those described under the section entitled “Risk Factors” in our quarterly reports on Form 10-Q filed with the Securities and Exchange Commission (the “SEC”) on May 10, 2022 and August 9, 2022, as such factors may be updated from time to time in our periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this presentation and in other filings with the SEC. Apollo undertakes no obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise, except as required by applicable law. This presentation does not constitute an offer of any Apollo fund. 40